UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2004

Commission file number 001-5996

DATAJUNGLE SOFTWARE INC.

(Exact name of registrant as specified in its charter)

                Nevada

   91-0835748

(State or other jurisdiction of

         (IRS Employer Identification Number)

incorporation or organization)

1 Hines Road, Suite 202, Ottawa, Ontario, Canada, K2K 3C7

(Address of principal executive offices)

Registrant's telephone number, including area code (613) 254-7246

(Former name or former address, if changed since last report)

ITEM 4. CHANGES IN REGISTRANTS’S CERTIFYING ACCOUNTANT

On April 16, 2004, the Board of Directors of the Registrant engaged KPMG LLP, as its independent accountant for the period ended December 31, 2003. During the two most recent fiscal years and any subsequent interim period prior to engaging KPMG LLP, the Company did not consult with KPMG LLP regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's financial statements and therefore, no written or oral advice was provided to the Company; or (ii) any matter that was either the subject matter of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-B and the  related  instructions)  or a  reportable  event (as defined in Item 304(a)(1)(v)  of  Regulation  S-B).  KPMG LLP has reviewed the disclosure required by Item 304(a) before it was filed with the Commission and has been provided an opportunity to furnish the Company with a letter addressed to the Commission containing any new information, clarification of the Company's expression of its views, or the respects in which it does not agree with the statements made by the Company in response to Item 304(a).  KPMG LLP did not furnish a letter to the Commission.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DATAJUNGLE SOFTWARE INC.

By:

April 23, 2004

Larry Bruce

Date

Vice President Finance